Vote-By-Phone Solicitation Script for
Putnam Arizona Tax Exempt Income Fund, Putnam Money Market Fund and Putnam New York Tax Exempt Opportunities Fund


This script provides information to the shareholder and solicits their vote by phone, to be confirmed by written confirmation.

Good Morning/Afternoon/Evening. May I please speak with (name of shareholder)? I am representing Putnam Investments in Boston.

To verify that I am speaking with the shareholder of record, may I confirm that you are (name of shareholder of record) and that your address of record is (address of record)?

(If the person is unwilling to confirm this information, thank them for their time and terminate the call.)

We noted that we have not yet received your vote. Do you have any questions regarding the proposals I can clarify for you?

(If there are questions regarding the non-routine proposals, please refer to the Q & A attached.)

Would you like to vote by phone?

(If not, ask the shareholder if they would like another ballot, thank them for their time and terminate the call. If so, proceed as follows:)

We previously sent you a letter describing our procedures for voting your proxy ballot by telephone.

I will now read the information on the proxy card so that you can provide us with your voting instructions.

Putnam (Name of Fund)

Proxy for a meeting of shareholders, July 13, 1995.

This proxy is solicited on behalf the Trustees of the Fund.

The shareholder hereby appoints George Putnam, Hans H. Estin and William F. Pounds, and each of them separately, proxies, with power of substitution, and hereby authorizes them to represent and vote, as designated hereafter, at the meeting of shareholders of Putnam (Name of Fund), on July 13, 1995, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares of the Fund which the shareholder would be entitled to vote if personally present.

This proxy when properly authorized will be voted in the manner directed herein by the shareholder. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. The Trustees recommend a vote FOR electing all of the nominees for Trustees and FOR the following proposals:

1.   (All Funds)
     Election of Trustees.

     The nominees are: Jameson Adkins Baxter, Hans H. Estin, John
     A. Hill, Elizabeth T. Kennan, Lawrence J. Lasser, Robert E. Patterson, Donald S. Perkins, William F. Pounds, George Putnam, George Putnam III, A.J.C. Amith, and William N. Thorndike.

     How would you like to vote on this proposal?

          For electing all of the nominees?
          For electing all nominees other than the following nominees? (specify nominees for whom voting authority is withheld)
          Withhold authority to vote for all nominees?

2.   (All Funds)
     Ratify the selection of (see below) as auditors.

     Coopers & Lybrand L.L.P.:     Putnam Arizona Tax Exempt
Income Fund
     Price Waterhouse LLP:         Putnam Money Market Fund
                              Putnam New York Tax Exempt
                              Opportunities Fund

     How would you like to vote on this proposal?
          For, Against or Abstain?

3.   (Putnam Arizona Tax Exempt Income Fund and Putnam New York
     Opportunities Fund only)

     To eliminate the Fund's fundamental investment restriction with respect to investments in investment companies.

     How would you like to vote on this proposal?
          For, Against or Abstain?

4.   (Putnam Arizona Tax Exempt Income Fund, Putnam Money Market
     Fund and Putnam New York Opportunities Fund only)
     To amend the Fund's fundamental investment restriction with respect to investments in restricted securities.

     How would you like to vote on this proposal?
          For, Against or Abstain?

5.   (Putnam Money Market Fund only)
     To amend the Fund's fundamental investment restriction with respect to owning more than 10% of a class of securities of any one company.

     How would you like to vote on this proposal?
          For, Against or Abstain?


Thank you.  Do you wish to send the entire message?

To repeat your instructions:

You voted:
     On proposal 1:
     On proposal 2:
     etc.
     Is this correct?

Thank you. We will be sending you a written confirmation of your vote. Please call us if the information on the confirmation is incorrect.


scripz8
Q & A FOR PUTNAM ARIZONA TAX EXEMPT INCOME FUND, PUTNAM MONEY
MARKET FUND AND PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND

On approximately May 4, 1995, a proxy statement was sent to shareholders of the above-captioned funds. Listed below are answers to the questions and concerns shareholders are likely to have regarding non-routine proposals for these funds, followed by answers and information regarding each issue.

WHAT, EXACTLY, ARE THE FUNDS PROPOSING?

     Putnam Arizona Tax Exempt Income Fund and Putnam New York Tax Exempt Opportunities Funds are seeking to eliminate their fundamental investment restrictions regarding investments in investment companies. The proposal would permit these funds to invest in certain other registered open-end investment companies.

     All three funds are seeking to amend their fundamental investment restrictions regarding investments in restricted securities. The proposal would expand the ability of these funds to invest in certain restricted securities.

     Putnam Money Market Fund is seeking to amend its fundamental investment restrictions regarding investments in a class of securities of a single issuer.

1. INVESTMENTS IN INVESTMENT COMPANIES:

     WHAT ARE THE ISSUES REGARDING INVESTMENTS IN OPEN-END
     INVESTMENT COMPANIES?

     Your fund seeks the change to provide maximum flexibility for it to take advantage of securities that might be structured using a pass-through entity. Many of these securities did not exist when your fund's prospectus was originally written, and others may be developed in the future.

     WHY MIGHT THESE PASS-THROUGH ENTITIES BE CONSIDERED
     "INVESTMENT COMPANIES"?

     Because such securities represent investment in an underlying pool of securities, they technically fall under the definition of investment companies as defined by the Investment Company Act of 1940. If the proposal is approved, the Trustees intend to adopt a more flexible nonfundamental investment restriction that would only prohibit investments in mutual funds such as the fund. Such a restriction could be revised or eliminated by the Trustees without a shareholder vote.

     WHAT IS AN EXAMPLE?

     Certain municipal securities such as secondary residual interest bonds, sometimes known as inverse floaters. The credit support for these securities is a tax exempt bond that has been purchased by a trust or other pass-through entity, which in turn sells two "secondary" securities: one that bears a floating short-term interest rate, and the other that bears interest according to a formula based on a stated rate less that floating short-term rate.

     Even though adding these securities to a portfolio could involve duplication of some fees and expenses, Putnam Management believes they may provide attractive investment opportunities that would be consistent with your fund s objectives and policies.

2A.  INVESTMENTS IN RESTRICTED SECURITIES (ARIZONA AND NEW YORK
     OPPORTUNITIES FUNDS ONLY):

     WHAT ARE THE ISSUES REGARDING INVESTMENTS IN RESTRICTED
     SECURITIES?

     Your fund seeks the change to permit it to invest a greater portion of its assets in securities that are restricted as to resale. Essentially, your fund seeks to increase its flexibility to the extent permitted under recent Securities and Exchange Commission (SEC) guidelines.

     WHAT IS A "RESTRICTED SECURITY"?

     A restricted security is one that is subject to a restriction on its transfer. A common example of such a security is one that has not been registered with the SEC and that is not sold to the general public. Such unregistered securities are frequently purchased by large institutional investors who generally have experience trading restricted securities.

     WHY DOES MY FUND INVEST IN THESE SECURITIES?

     While Putnam Management believes the use of restricted securities can pose some risks and that their use should therefore be limited, Putnam Management also believes that restricted securities can provide many attractive investment opportunities for your fund, especially since the institutional markets for many of these securities in recent years have continued to increase in size and have become more liquid.

     WHAT ARE SOME OF THE RISKS ASSOCIATED WITH INVESTMENTS IN
     RESTRICTED SECURITIES?

     The SEC has long taken the position that mutual funds such as your fund should limit investments in illiquid securities because such securities may present problems of accurate valuation and because a fund owning a high percentage of such securities may have difficulty disposing of them in satisfying redemption requests in a timely fashion.

     In general, illiquid securities have included restricted securities and those securities for which there is no readily available market. The SEC recently revised its position to permit mutual funds to invest up to 15% of their assets in illiquid securities.

     In addition, the SEC has adopted a rule that facilitates the trading of certain restricted securities among institutional investors and has stated that such securities may be treated as liquid securities by a mutual fund if its trustees determine they are, in fact, liquid.

     Putnam Management believes that the fact that a security may be restricted will not necessarily adversely affect its liquidity or the ability of the fund to determine its value.
      As institutional markets develop, your fund would be constrained by its current investment restriction even though the institutional restricted securities markets could provide both readily ascertainable values for restricted securities and the ability to reduce an investment to cash in order to satisfy fund share redemption orders on a timely basis.

     WHAT CHANGES ARE BEING PROPOSED AND WHY?

     There are two parts to the current proposal:

     Part 1 The SEC recently revised its requirement, which previously stated that mutual funds like your fund should not invest more than 10% of assets in illiquid securities, including restricted securities. The requirement now states that they may invest up to 15% of net assets in these securities. While your fund previously limited investments in these securities to 5% of its net assets, the proposal would allow it to invest up to 15% of its net assets in these securities, in line with the new SEC limits.

     Part 2 In recognition of the increased size and liquidity of the institutional markets for unregistered securities, the SEC has also adopted a rule that states that restricted securities traded under the rule may be treated as liquid, for purposes of investment limitations, if the trustees of a mutual fund like your fund determine that the securities are, in fact, liquid or readily convertible to cash.

     Putnam Management believes that updating your fund's policy with respect to the trading of these securities so it is as flexible as the new SEC regulations permit will allow your fund to benefit from the increasing number of investment opportunities available in the institutional markets.

2B.  INVESTMENTS IN RESTRICTED SECURITIES (MONEY MARKET FUND
     ONLY):

     WHAT ARE THE ISSUES REGARDING INVESTMENTS IN RESTRICTED
     SECURITIES?

     Your fund seeks the change to permit it to invest a greater portion of its assets in securities that are restricted as to resale. Essentially, your fund seeks to increase its flexibility to the extent permitted under recent Securities and Exchange Commission (SEC) guidelines.

     WHAT IS A "RESTRICTED SECURITY"?

     A restricted security is one that is subject to a restriction on its transfer. A common example of such a security is one that has not been registered with the SEC and that is not sold to the general public. Such unregistered securities are frequently purchased by large institutional investors who generally have experience trading restricted securities.

     WHY DOES MY FUND INVEST IN THESE SECURITIES?

     While Putnam Management believes the use of restricted securities can pose some risks and that their use should therefore be limited, Putnam Management also believes that restricted securities can provide many attractive investment opportunities for your fund, especially since the institutional markets for many of these securities in recent years have continued to increase in size and have become more liquid.

     WHAT ARE SOME OF THE RISKS ASSOCIATED WITH INVESTMENTS IN
     RESTRICTED SECURITIES?

     The SEC has long taken the position that mutual funds such as your fund should limit investments in illiquid securities because such securities may present problems of accurate valuation and because a fund owning a high percentage of such securities may have difficulty disposing of them in satisfying redemption requests in a timely fashion.

     In general, illiquid securities have included restricted securities and those securities for which there is no readily available market. The SEC has a policy that permits money market mutual funds to invest up to 10% of their assets in illiquid securities.

     In addition, the SEC has adopted a rule that facilitates the trading of certain restricted securities among institutional investors and has stated that such securities may be treated as liquid securities by a mutual fund if its trustees determine they are, in fact, liquid.

     Putnam Management believes that the fact that a security may be restricted will not necessarily adversely affect its liquidity or the ability of the fund to determine its value.
      As institutional markets develop, your fund would be constrained by its current investment restriction even though the institutional restricted securities markets could provide both readily ascertainable values for restricted securities and the ability to reduce an investment to cash in order to satisfy fund share redemption orders on a timely basis.

     WHAT CHANGES ARE BEING PROPOSED AND WHY?

     There are two parts to the current proposal:

     Part 1 The SEC permits money market mutual funds like your fund to invest up to 10% of their assets in illiquid securities, including restricted securities. While your fund previously limited investments in these securities to 5% of its net assets, the proposal would allow it to invest up to 10% of its net assets in these securities, in line with current SEC limits.

     Part 2 In recognition of the increased size and liquidity of the institutional markets for unregistered securities, the SEC has also adopted a rule that states that restricted securities, including certain unregistered high quality commercial paper, traded under the rule may be treated as liquid, for purposes of investment limitations, if the trustees of a mutual fund like your fund determine that the securities are, in fact, liquid or readily convertible to cash.

     Putnam Management believes that updating your fund's policy with respect to the trading of these securities so it is as flexible as the new SEC regulations permit will allow your fund to benefit from the increasing number of investment opportunities available in the institutional markets.

3.   POLICY ON INVESTMENTS IN SECURITIES OF A SINGLE ISSUER
     (MONEY MARKET FUND ONLY):

     FIRST OF ALL, WHAT IS A "SINGLE ISSUER" AND WHAT IS A
     "CLASS" OF SECURITIES?

     A single issuer is an individual company that issues securities for public sale. Sometimes a company will issue different classes of securities, such as common stock and preferred stock, or voting and nonvoting stock, or equity securities (stocks) and debt securities (bonds).

     WHAT ARE THE TRUSTEES RECOMMENDING?

     Basically, the Trustees are asking that your fund be allowed to invest in a greater percentage of a single class of a company's securities.

     The fund's fundamental investment restriction currently prohibits the purchase of any security if the fund would then own more than 10% of a company's

          - voting securities; or

          - single class of securities.

     The Trustees recommend that the fund amend its identical fundamental investment restriction so that it can invest in any amount of any class of securities issued by the company, so long as the fund does not own more than 10% of the company's outstanding voting securities.

     WHY ARE THEY SEEKING THE CHANGE?

     As new types of securities have been developed, Putnam
     Management has informed the Trustees that the fund's current restriction has become too broad and unnecessarily restrictive. The proposed changes would provide flexibility to help the fund achieve its investment objective.

     In some instances, the current restriction could hinder desirable investments in desirable non-voting money market instruments, which often are issued as one of several classes of an issuer's securities).

     The proposed change would bring the fund's investment policies into conformity with those of most other Putnam funds.